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                                                                   Exhibit 16.1

                      [JANET LOSS, C.P.A., P.C. LETTERHEAD]


                                                   August 17, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

         I was previously the principal accountant and independent auditor for United Venture Capital Fund, Inc. (the "Registrant") and on May 12, 1999, I reported on the consolidated financial statements of the Registrant as of and for the two years ended March 31, 1999.

         On August 12, 1999, the Registrant hired Ernst & Young LLP as its principal accountants. I have read and agree with the Registrant's statements under the caption "Item 4. Changes in Registrant's Certifying Accountant" in its Current Report on Form 8-K dated August 17, 1999.


                                                   Very truly yours,

                                                   /s/ Janet Loss, C.P.A., P.C.
                                                   ----------------------------
                                                   Janet Loss, C.P.A., P.C.